Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement is dated April 4, 2012, by and among ATI Funding Corporation, a Delaware corporation (“ATI Funding”), TDY Holdings, LLC, a Delaware limited liability company (“TDYH”) (ATI Funding and TDYH are each, a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined in the Credit Agreement (as hereinafter defined)) party hereto, the Lenders (as hereinafter defined) party hereto and PNC Bank, National Association (“PNC Bank”) as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) (the “Fifth Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, PNC Bank and various other financial institutions party thereto (PNC Bank and such other financial institutions are each, a “Lender” and collectively, the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement, dated July 31, 2007, as amended by that certain First Amendment to Credit Agreement, dated May 29, 2009, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, as further amended by that certain Second Amendment to Credit Agreement, dated December 22, 2010, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, as further amended by that certain Third Amendment to Credit Agreement, dated March 11, 2011, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent, and as further amended by that certain Fourth Amendment to Credit Agreement, dated November 9, 2011, among the Borrowers, the Guarantors, the Lenders and the Administrative Agent (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Guarantors desire to amend certain provisions of the Credit Agreement and the Lenders and the Administrative Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2. Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined term in appropriate alphabetical order:

Fifth Amendment Closing Date shall mean April 4, 2012.

3. Section 1.1 of the Credit Agreement is hereby further amended by restating the following definitions in their entirety as set forth below:

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, April 4, 2017.

Non-Complying Lender shall mean any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC Bank (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrowers or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then-outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Non-Complying Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 4.3 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.11 [Non-Complying Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International

Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Ratable Share shall mean the proportion that a Lender’s Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders, provided that in the case of Section 2.11 [Non-Complying Lenders] when a Non-Complying Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Non-Complying Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

4. The following new Section 2.11 of the Credit Agreement is hereby added immediately after Section 2.10 of the Credit Agreement:

2.11 Non-Complying Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Non-Complying Lender, then the following provisions shall apply for so long as such Lender is a Non-Complying Lender:

2.11.1 fees shall cease to accrue on the unfunded portion of the Commitment of such Non-Complying Lender pursuant to Section 2.3 [Commitment Fees];

2.11.2 the Commitment and outstanding Loans of such Non-Complying Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Non-Complying Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

2.11.3 if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Non-Complying Lender, then:

2.11.3.1 all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Non-Complying Lender shall be reallocated among the Complying Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all Complying Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

2.11.3.2 if the reallocation described in Section 2.11.3.1 above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrowers’ obligations corresponding to such Non-Complying Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to Section 2.11.3.1 above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

2.11.3.3 if the Borrowers cash collateralize any portion of such Non-Complying Lender’s Letter of Credit Obligations pursuant to Section 2.11.3.2 above, the Borrowers shall not be required to pay any fees to such Non-Complying Lender pursuant to Section 2.10.2 [Letter of Credit Fees] with respect to such Non-Complying Lender’s Letter of Credit Obligations during the period such Non-Complying Lender’s Letter of Credit Obligations are cash collateralized;

2.11.3.4 if the Letter of Credit Obligations of the Complying Lenders are reallocated pursuant to Section 2.11.3.1 above, then the fees payable to the Lenders pursuant to Section 2.10.2 shall be adjusted in accordance with such Complying Lenders’ respective Ratable Shares; and

2.11.3.5 if all or any portion of such Non-Complying Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to Section 2.11.3.1 or 2.11.3.2 above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.10.2 with respect to such Non-Complying Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Non-Complying Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

2.11.4 so long as such Lender is a Non-Complying Lender, PNC Bank shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Lender is satisfied that the related exposure and the Non-Complying Lender’s then-outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the Complying Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.11.3, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Complying Lenders in a manner consistent with Section 2.11.3.1 (and such Non-Complying Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC Bank or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC Bank shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC Bank or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrowers or such Lender, satisfactory to PNC Bank or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers, PNC Bank and the Issuing Lender agree in writing that a Non-Complying Lender has adequately remedied all matters that caused such Lender to be a Non-Complying Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

5. Schedule 1.1(A) to the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Schedule 1.1(A) attached hereto.

6. The provisions of Sections 2 through 5 of this Fifth Amendment shall not become effective until the Administrative Agent has received the following items, each in form and substance acceptable to the Administrative Agent and its counsel:

(a) this Fifth Amendment, duly executed by each of the Loan Parties and the Lenders;

(b) payment of all fees and expenses owed to the Lenders, the Administrative Agent, and the Administrative Agent’s counsel in connection with this Fifth Amendment; and

(c) such other documents as may be reasonably requested by the Administrative Agent.

7. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

8. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.

9. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Fifth Amendment, (ii) the officers of such Loan Party executing this Fifth Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and of the Credit Agreement and all documents executed or to be executed in connection herewith or therewith, do not violate or conflict with the organizational agreements of such Loan Party or any law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this Fifth Amendment, the Credit Agreement and the documents executed or to be executed by such Loan Party in connection herewith or therewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

10. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fifth Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified or updated in writing in accordance with the Credit Agreement, and (iii) it presently has no known claims or actions of any kind at law or in equity against any Lender or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.

11. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

12. The agreements contained in this Fifth Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Fifth Amendment amends the Credit Agreement and is not a novation thereof.

13. This Fifth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

14. This Fifth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this Fifth Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Fifth Amendment to be duly executed by their duly authorized officers the day and year first above written.

BORROWERS:

WITNESS:	ATI FUNDING CORPORATION

/s/ Jason R. Suslak	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	TDY HOLDINGS, LLC

/s/ Jason R. Suslak	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

GUARANTORS:

WITNESS:	ALLEGHENY TECHNOLOGIES INCORPORATED

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	Executive Vice President

WITNESS:	ATI OPERATING HOLDINGS, LLC

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	OREGON METALLURGICAL, LLC (formerly known as “OREGON METALLURGICAL CORPORATION”)

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	ALLEGHENY LUDLUM, LLC (formerly known as “ALLEGHENY LUDLUM CORPORATION”)

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	Executive Vice President

WITNESS:	ATI PROPERTIES, INC.

/s/ M. P. Earnest	By:	/s/ Patrick J. Viccaro
	Name:	Patrick J. Viccaro
	Title:	Vice President

WITNESS:	TDY INDUSTRIES, LLC (formerly known as “TDY INDUSTRIES, INC.”)

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	ALC FUNDING CORPORATION

/s/ Jason R. Suslak	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	JEWEL ACQUISITION, LLC

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	JESSOP STEEL, LLC

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	INTERNATIONAL HEARTH MELTING, LLC

	By:	OREGON METALLURGICAL, LLC, its Sole Manager

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	ATI PRECISION FINISHING, LLC (formerly known as “ROME METALS, LLC”)

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	Executive Vice President

WITNESS:	TI OREGON, INC.

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	TITANIUM WIRE CORPORATION

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	ATI CANADA HOLDINGS, INC.

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC.

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	AII INVESTMENT CORP.

/s/ Jason R. Suslak	By:	/s/ Rose Marie Manley
	Name:	Rose Marie Manley
	Title:	President

WITNESS:	ENVIRONMENTAL, INC.

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	AII ACQUISITION, LLC

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

WITNESS:	ATI TITANIUM LLC

/s/ M. P. Earnest	By:	/s/ Dale G. Reid
	Name:	Dale G. Reid
	Title:	President

AGENTS AND LENDERS: PNC BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Susan J. Dimmick
Name:	Susan J. Dimmick
Title:	Senior Vice President

CITIBANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Irina Lurye
Name:	Irina Lurye
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

BANK OF AMERICA N.A., for itself, as a Lender and as Co-Documentation Agent, and as successor by merger to LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ James B. Meanor II
Name:	James B. Meanor II
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender and as Co-Documentation Agent

By:	/s/ Joanne Nasuti
Name:	Joanne Nasuti
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as a Co-Managing Agent

By:	/s/ Alain Doust
Name:	Alain Doust
Title:	Director

By:	/s/ Rahul Parmar
Name:	Rahul Parmar
Title:	Associate

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Managing Agent

By:	/s/ James Travagline
Name:	James Travagline
Title:	Director

THE BANK OF NEW YORK, as a Lender and as Co-Managing Agent

By:	/s/ William M. Feathers
Name:	William M. Feathers
Title:	Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher S. Helmeci
Name:	Christopher S. Helmeci
Title:	Senior Relationship Manager

SCHEDULE 1.1(A)

PRICING GRID—

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

(PRICING EXPRESSED IN BASIS POINTS)

Level	Leverage Ratio	Commitment Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Less than or equal to 1.0 to 1.0	15.0	100.0	0.0	100.0

II	Greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	17.5	125.0	25.0	125.0

III	Greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	20.0	150.0	50.0	150.0

IV	Greater than 2.0 to 1.0	25.0	175.0	75.0	175.0

For purposes of determining the Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate:

(a) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be based on Level III of the Pricing Grid above as of the Fifth Amendment Closing Date.

(b) The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the end of each fiscal quarter ending after the Fifth Amendment Closing Date based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 7.3.3 [Compliance Certificate].

(c) If, as a result of any restatement of or other adjustment to the financial statements of ATI or for any other reason, ATI or the Lenders determine that (i) the Leverage Ratio as calculated by ATI as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers

SCHEDULE 1.1(A)-1

under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.10 [Letter of Credit Subfacility] or 3.3 [Interest After Default] or 8 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A)-2